June 27, 2025

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Board Members:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1492 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after the Registration Statement is effective for purposes of applicable federal and state securities laws, the shares of the series listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

We hereby give you our permission to file this opinion with the U.S. Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1492 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

PS/AD

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Tactical Core Fixed Income ETF
3.	Agility Shares Put Write Enhance Equity ETF
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris Futures Evolution Fund
6.	Astor Dynamic Allocation Fund
7.	Astor Sector Allocation Fund
8.	Athena Behavioral Tactical Fund
9.	Biondo Focus Fund
10.	BTS Enhanced Equity Income Fund
11.	BTS Tactical Fixed Income Fund
12.	BTS Managed Income Fund
13.	Changing Parameters Fund
14.	Deer Park Total Return Credit Fund
15.	Donoghue Forlines Dividend Fund
16.	Donoghue Forlines Risk Managed Income Fund
17.	Donoghue Forlines Tactical Allocation
18.	Donoghue Forlines Tactical Income Fund
19.	Donoghue Forlines Momentum Fund
20.	Eagle Energy Infrastructure Fund
21.	Grant Park Dynamic Allocation Fund
22.	Grant Park Multi-Alternative Strategies Fund
23.	Ladenburg Income Fund
24.	Ladenburg Income & Growth Fund
25.	Ladenburg Growth & Income Fund
26.	Ladenburg Growth Fund
27.	Ladenburg Aggressive Growth Fund
28.	Navigator Ultra Short Bond Fund
29.	Navigator Tactical Fixed Income Fund
30.	Navigator Tactical U.S. Allocation Fund
31.	Navigator Investment Grade Bond Fund
32.	Ocean Park Diversified ETF
33.	Ocean Park Domestic ETF
34.	Ocean Park High Income ETF
35.	Ocean Park International ETF
36.	Ocean Park Tactical All Asset Fund
37.	Ocean Park Tactical Bond Fund
38.	Ocean Park Tactical Core Growth Fund
39.	Ocean Park Tactical Core Income Fund
40.	Ocean Park Tactical Municipal Fund
41.	Ocean Park Tactical Risk Spectrum 30 Fund

42.	Ocean Park Tactical Risk Spectrum 50 Fund
43.	Ocean Park Tactical Risk Spectrum 70 Fund
44.	PFG PIMCO Active Core Bond Strategy Fund
45.	PFG American Funds Growth Strategy Fund
46.	PFG American Funds Conservative Income Strategy Fund
47.	PFG BNY Mellon Diversifier Strategy Fund
48.	PFG BR Target Allocation Equity Strategy Fund
49.	PFG Fidelity Institutional AM Equity Index Strategy Fund
50.	PFG Fidelity Institutional AM Equity Sector Strategy Fund
51.	PFG JP Morgan Tactical Aggressive Strategy Fund
52.	PFG JP Morgan Tactical Moderate Strategy Fund
53.	PFG Meeder Tactical Strategy Fund
54.	PFG MFS Aggressive Growth Strategy Fund
55.	PFG Janus Henderson Tactical Income Strategy Fund
56.	PFG Fidelity Institutional AM Core Plus Bond Strategy Fund
57.	PFG Janus Henderson Balanced Strategy Fund
58.	PFG Invesco Equity Factor Rotation Strategy Fund
59.	PFG Global Equity Index Strategy Fund
60.	PFG U.S. Equity Index Strategy Fund
61.	PFG Growth Strategy Fund
62.	Princeton Adaptive Premium Fund
63.	Princeton Premium Fund
64.	Toews Agility Shares Dynamic Tactical Income ETF
65.	Toews Agility Shares Hedged Equal Weight ETF
66.	Toews Agility Shares Hedged-Qs ETF
67.	Toews Agility Shares Managed Risk Equity ETF
68.	Toews Hedged U.S. Fund
69.	Toews Hedged Oceana Fund
70.	Toews Hedged U.S. Opportunity Fund
71.	Toews Tactical Defensive Alpha Fund
72.	Toews Tactical Income Fund
73.	Toews Unconstrained Income Fund
74.	TransWestern Institutional Short Duration Government Bond Fund